EXHIBIT 5.1

PERKINS COIE LLP

1201 THIRD AVENUE, SUITE 4800

SEATTLE, WA 98101-3099

PHONE: 206 359-8000

FAX: 206 359-9000

www.perkinscoie.com

December 15, 2004

HouseValues, Inc.

15 Lake Bellevue Drive, Suite 100

Bellevue, Washington 98005

Re:	Registration Statement on Form S-8 of Shares of Common Stock,
par value $0.001 per share, of HouseValues, Inc.

Ladies and Gentlemen:

We have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), which you are filing with the Securities and Exchange Commission with respect to up to an aggregate of 6,632,867 shares (the “Shares”) of common stock, par value $0.001 per share, of which up to 3,727,812 may be issued pursuant to the HouseValues, Inc. 1999 Stock Incentive Plan (the “1999 Plan”) and up to 2,905,055 shares may be issued pursuant to the HouseValues, Inc. 2004 Equity Incentive Plan (together with the 1999 Plan, the “Plans”).

We have examined the Registration Statement and such documents and records of HouseValues, Inc. as we have deemed necessary for the purpose of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

Based upon and subject to the foregoing, we are of the opinion that any original issuance Shares that may be issued pursuant to the Plans have been duly authorized and that, upon the due execution by HouseValues, Inc. of any certificates representing the Shares, the registration by its registrar of such Shares and the sale thereof by HouseValues, Inc. in accordance with the terms of the Plans, and the receipt of consideration therefor in accordance with the terms of the Plans, such Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Perkins Coie LLP